UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 9, 2011
Navigant Consulting, Inc.

(Exact Name of Registrant as Specified in Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-12173	36-4094854

(Commission File Number)	(I.R.S. Employer Identification No.)

30 South Wacker Drive, Suite 3550, Chicago, Illinois	60606

(Address of Principal Executive Offices)	(Zip Code)
(312) 573-5600

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On March 9, 2011, the Compensation Committee (the “Committee”) of the Company’s Board of Directors and the Board of Directors, with respect to Mr. Goodyear, approved the following cash bonus awards for 2010 for the Company’s named executive officers:

2010 Cash
Bonus
Name	Award ($)

William M. Goodyear, Chairman and Chief Executive Officer	275,000
Julie M. Howard, President and Chief Operating Officer	200,000
Thomas A. Nardi, Executive Vice President and Chief Financial Officer	150,000
Monica M. Weed, Vice President and General Counsel	100,000
     On the same date, the Committee and the Board of Directors, with respect to Mr. Goodyear, also approved the following grants of stock options and restricted stock, to be made as of March 15, 2011 (the “grant date”), under the Company’s 2005 Long-Term Incentive Plan, as amended:

	Shares of
	Restricted	Stock
Name	Stock (#)	Options (#)

William M. Goodyear, Chairman and Chief Executive Officer	20,916	22,303
Julie M. Howard, President and Chief Operating Officer	15,687	16,727
Thomas A. Nardi, Executive Vice President and Chief Financial Officer	9,413	10,037
Monica M. Weed, Vice President and General Counsel	8,018	8,550
     The restricted stock and stock options vest annually over a three-year period beginning on the first anniversary of the grant date. The stock options have an exercise price of $9.25 per share (which is equal to the closing price of our common stock on the grant date) and expire six years from the grant date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIGANT CONSULTING, INC.
Date: March 15, 2011	By:	/s/ Monica M. Weed
		Name:	Monica M. Weed
		Title:	Vice President and General Counsel

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